                                                                   EXHIBIT 10.19


                              EMPLOYMENT AGREEMENT


         This Employment Agreement is entered into as of February 1, 2005, among Tarpon Industries Inc., a Michigan corporation (the "Company"), and its subsidiaries, Eugene Welding Company, a Michigan corporation, Steelbank Inc., an Ontario corporation, BST Acquisition Ltd., a New Brunswick corporation (together, the "Subsidiaries"), and Patrick Hook ("Employee").


         In consideration of the mutual covenants contained in this Agreement, the Company, the Subsidiaries and Employee agree as follows:

         1.       Employment

         During the term of this Agreement (as defined in Sections 2 and 4), the Company and the Subsidiaries shall employ Employee, and Employee hereby accepts such employment by the Company and the Subsidiaries, on a full time basis, in accordance with the terms and conditions set forth in this Agreement.

                  (a) Position and Duties. Employee shall serve as President and Chief Operating Officer of the Company and of the Subsidiaries or in such other position with the Company or the Subsidiaries as the Boards of Directors of the Company and/or the Subsidiaries, as applicable, shall, from time to time, specify. Employee shall perform all duties, services and responsibilities and have such authority and powers for, and on behalf of, the Company and the Subsidiaries as are customary and appropriate for such positions and as are established from time to time by, or in accordance with procedures established by, the Company's or the Subsidiaries' Chief Executive Officer or Board of Directors.

                  (b) Performance. Employee shall perform the duties called for under this Agreement to the best of his ability and shall devote all of his business time, energies, efforts and skill to such duties during the term of his employment and shall not accept employment with any other employer or business or engage in any other business of any nature whatsoever, in any capacity whatsoever, unless approved in writing in advance by the Chief Executive Officer or Boards of Directors of the Company or the Subsidiaries, as applicable. Employee shall perform his duties at the Company's facilities, except for travel incidental to the performance of his duties under this Agreement.

                  (c) Non-Voting Board Observer. Employee shall be entitled to attend meetings of the Boards of Directors as a non-voting observer. The Boards of Directors will provide notice of such meetings to Employee to enable employee to be present at such meetings. Notwithstanding the foregoing, in no way whatsoever shall Employee be deemed to be a member of the Board of Directors for any reason, including, without limitation, for purposes of voting or determining notice or quorum requirements as set forth in the articles of incorporation or bylaws of the Company and Subsidiaries.

         2.       Term

         The term of Employee's employment under this Agreement shall begin on a date mutually agreeable to the parties ("Effective Date") and shall continue for three years, unless earlier terminated pursuant to Section 4. Upon expiration of this Agreement on the third anniversary of the Effective Date (if not earlier terminated pursuant to Section 4), this Agreement shall automatically renew for a one-year period on the same terms and conditions, unless either party shall provide the other party with at least 180 days written notice of a desire not to renew this Agreement, in which case this Agreement will terminate on the third anniversary of the Effective Date (if not earlier terminated pursuant to Section
4).

         3.       Compensation, Expenses and Benefits

         As full compensation for Employee's performance of his duties pursuant to this Agreement, the Company and the Subsidiaries, jointly and severally, shall pay Employee during the term of this Agreement, and Employee shall accept as full payment for such performance, the following aggregate amounts and benefits:

                  (a) Base Salary. As salary for Employee's services to be rendered under this Agreement, the Company and the Subsidiaries, jointly and severally, shall pay Employee an aggregate annual salary of $210,000 (the "Base Salary"). The Base Salary may be increased from time to time by an amount determined by the applicable Boards of Directors. The Base Salary shall be payable semi-monthly in arrears, or at such other interval, not less frequent than monthly, as the Company or the Subsidiaries shall designate.

                  (b)      Lost Bonus.

                           (i) In the event that Employee does not receive compensation in excess of his regular salary for fiscal year 2004, which Employee would have been entitled to receive ("Lost Bonus Amount") had Employee remained in the employ of Copperweld Corporation ("Copperweld"), the Company and the Subsidiaries shall, jointly and severally, pay Employee the following bonus compensation at the following times to reimburse Employee for such Lost Bonus Amount, up to the lesser of (1) the Lost Bonus Amount, or (2) the aggregate compensation set forth in (A) though (C) of this Section 3(b)(i): (A) up to $25,000 payable within seven business days following the closing of the Company's initial public offering ("IPO") of its common shares (the "Initial Lost Bonus Payment"), (B) up to an additional $5,000 per month, for a period of five months, beginning in the month after the Company's IPO (collectively, the (the "Lost Bonus Cash Consideration") and (3) to the extent that the Lost Bonus Amount exceeds the Lost Bonus Cash Consideration, the grant of an option to purchase common shares of the Company which is valued (using the most commonly used method of valuation to determine the value of such option) at an amount equal to the positive difference between the Lost Cash Consideration and the Lost Bonus Amount, but the option shall in no event permit the purchase of more than 10,000 common shares of the Company. Such option shall be issued pursuant to the Company's Stock Option Plan and subject to such vesting restrictions as determined by the Board of Directors ("Lost Bonus

         Stock Options"). The Lost Bonus Stock Options will only be granted by the Company after the Lost Bonus Amount has been fully and finally determined.

                           (ii) As a condition precedent to the Company's and the Subsidiaries' obligation to pay any amounts set forth in
         Section 3(b)(i) above, Employee shall certify the Lost Bonus Amount in writing. Furthermore, if Employee receives any compensation in excess of his regular salary for fiscal year 2004 on or after the date of this Agreement from Copperweld, whether in cash or otherwise, Employee shall notify the Company and the Subsidiaries immediately and the consideration paid pursuant to Section 3(b)(i) shall be reduced by the total value of any such consideration received from Copperweld. To the extent that any consideration paid pursuant to Section 3(b)(i) was paid Employee prior to his receiving from Copperweld compensation in excess of his regular salary for fiscal year 2004, Employee shall repay the Company and the Subsidiaries an amount equal to the total value of such compensation in excess of his regular salary for fiscal year 2004 received from Copperweld, up to the total amount actually paid to Employee pursuant to Section 3(b)(i). Any breach of this Section 3(b)(ii) by Employee shall be a material breach of this Agreement and shall constitute "Cause" as defined in Section 4(c) of this Agreement. This provision shall survive the termination of this agreement.

                  (c) Performance-Based Bonus. In every year during the term of this Agreement, including the year in which the amounts set forth in
Section 3(b)(i) may be paid, Employee shall be eligible to participate in the Company's bonus plan, once established, and may be eligible to receive an a performance-based bonus, based upon Employee meeting mutually agreed upon targets, goals objectives and criteria to be established by the Board of Directors and agreed upon by Employee. The Company will use reasonable efforts to establish a bonus plan within 60 days after the date of the Effective Date.

                  (d) Business Expenses. The Company and the Subsidiaries, jointly and severally, shall pay or reimburse Employee for all reasonable, ordinary and necessary travel, entertainment, meals, lodging, and other out-of-pocket expenses incurred by Employee in connection with the Company's or the Subsidiaries' business (including reasonable travel expenses to and from Chicago, Illinois), for which Employee submits appropriate receipts and which are consistent with company policy or have been authorized by the Company's or the Subsidiaries' Chief Executive Officer. Employee shall be responsible for any tax personal income taxes attributable to such payments, if applicable.

                  (e) Benefits. Employee shall be eligible to participate in all fringe benefits, currently including major medical and dental insurance, a 401(k) plan and other employee benefit plans, applicable to other similar employees of the Company and the Subsidiaries, when and if adopted and made available during the term of this Agreement to employees with similar periods of service, subject to any eligibility or other requirements for participating in such fringe benefits and to the actual existence of the respective plans. In addition, Employee will be entitled to reimbursement for the cost of books and tuition in connection with a masters of business administration program [acceptable to the Company and Subsidiaries, in their sole discretion], upon successful completion of such program, by providing the Company and Subsidiaries with documentation substantiating such costs.

                  (f) Vacation. Employee shall be entitled to four weeks of paid vacation time in accordance with the Company's current vacation policy.

                  (g) Automobile; Cellular Phone. The Company and the Subsidiaries, jointly and severally, shall provide Employee with an automobile allowance of an aggregate of $750 a month. The Company and the Subsidiaries, jointly and severally, shall also provide Employee with a cellular phone and shall pay or reimburse Employee for all such cellular phone costs incurred by Employee in connection with the Company's or the Subsidiaries' business.

                  (h) Options. The Company will grant Employee an option to purchase 40,000 Option Shares, subject to such vesting restrictions as determined by the Board of Directors in accordance with the form of stock option agreement, a copy of which is attached as Exhibit A. Such options will be exercisable at 110% of the initial public offering price of the Company's shares.

                  (i) Indemnification. The Company and the Subsidiaries, jointly and severally, shall, to the fullest extent authorized or permitted by applicable law, defend, indemnify and hold Employee, his heirs, executors, administrators and other legal representatives, harmless from and against any and all claims, suits, debts, causes of action, proceedings or other actions, at law or in equity, including costs and reasonable attorney fees which any person or entity may have had, now has or may in the future have with respect to Employee's service to the Company or the Subsidiaries as an officer, director, employee or agent thereof. This provision shall survive the termination of this agreement.

         4.       Termination

                  (a) Death. Employee's employment under this Agreement shall terminate immediately upon Employee's death.

                  (b) Disability. Employee's employment under this Agreement shall terminate, at the Company's or the Subsidiaries' option, immediately upon notice to Employee given after Employee's "total disability", but no earlier than the later of (i) the day after six (6) consecutive months during which Employee suffers from a "total disability", and (ii) the day that Employee is eligible to begin receiving disability benefits under the insurance policy or its equivalent provided by Section 3(e). "Total disability" shall mean Employee's physical or mental condition entitling him to disability benefits, after the passage of time, pursuant to the insurance policy or its equivalent provided by Section 3(e), assuming such condition continues, all, if permitted by such insurance policy or its equivalent, as determined by a doctor chosen by the Company or the Subsidiaries and a doctor chosen by Employee, or, if necessary, a doctor mutually chosen by such doctors. Employee shall continue to receive compensation pursuant to Section 3 during the period prior to termination of Employee's employment pursuant to this Section 4(b), if Employee's employment is not otherwise terminated pursuant to this Agreement, less any disability benefits Employee receives pursuant to the insurance policy or its equivalent provided by Section 3(e) with respect to such period. There shall be no such deduction for disability benefits received by Employee if Employee pays the premiums on such disability insurance policy.

                  (c) With Cause. The Company and the Subsidiaries shall have the right, upon written notice to Employee, to terminate Employee's employment under this Agreement for "cause."

Such termination shall be effective immediately upon Employee's receipt of such written notice. "Cause" means material breach by Employee of this Agreement, any material breach by Employee of his fiduciary duties to the Company or the Subsidiaries, Employee's intentional and material refusal to use reasonable efforts to discharge his duties or responsibilities pursuant to this Agreement, which continues for 30 days following written notice by the Company (specifying the act or omission at issue), gross negligence, abuse of office amounting to a breach of trust, fraud, any willful violation of any law, rule or regulation (other than traffic violations and similar offenses), which violation shall have a material adverse effect upon the Company or the Subsidiaries, or any act of theft or dishonesty by Employee.

                  (d) Without Cause. The Company, the Subsidiaries and Employee shall each have the right, upon written notice to the other, to terminate Employee's employment under this Agreement without cause. Such termination shall be effective 30 days after such notice is deemed given pursuant to Section 15.

                  (e) With Good Reason. Employee shall have the right, upon written notice to the Company and the Subsidiaries as described below, to terminate his employment with the Company and Subsidiaries under this Agreement for Good Reason. Such termination shall be effective upon expiration of the Company's and the Subsidiaries' 30 day cure period (as described below), if the matters at issue have not been cured. "Good Reason" means a significant diminution in Employee's responsibilities or duties as President and Chief Operating Officer of the Company and Subsidiaries without his prior written consent or a material breach of this Agreement by the Company or Subsidiaries. As a condition precedent to Employee's rights under this Section 4(e), Employee must provide the Company and the Subsidiaries with 30 days' written notice of his intent to exercise his rights under this Section 4(e), and the Company and the Subsidiaries shall have an opportunity to cure during such 30-day period. If the matters at issue are cured within such 30-day period, Employee shall not have the right to terminate this Agreement for Good Reason.

         5.       Effects of Termination

                  (a) If Employee's employment under this Agreement is terminated pursuant to Sections 4(a), (b) or (c), or if Employee resigns pursuant to Section 4(d), the Company's and the Subsidiaries' obligations under this Agreement, including obligations under Section 3, shall end except for the Company's and the Subsidiaries' joint and several obligation to: (i) reimburse Employee (or his estate) for all out-of-pocket expenses incurred and unpaid pursuant to Section 3(d) and all vacation leave and other benefits actually due pursuant to Sections 3(e) and 3(f), accrued and unpaid through the date of termination; (ii) pay to Employee (or his estate) any salary and bonus compensation, pursuant to Sections 3(a), 3(b) and 3(c), actually earned, accrued and unpaid through the date of termination and (iii) indemnify employee as provided under section 3(i).

                  (b) If Employee's employment under this Agreement is terminated by the Company or the Subsidiaries pursuant to Section 4(d), or by Employee pursuant to Section 4(e), in addition to its obligations under Section 5(a), the Company and the Subsidiaries, jointly and severally, shall pay aggregate compensation for a period of 12 months and provide the aggregate benefits for a period of twelve (12) months set forth in Sections 3(a), 3(e) and 3(g) beginning after the 30 days written notice, subject to earlier termination upon the occurrence of any of the events described in Sections 4(a), (b) or (c).

                  (c) If Employee's employment under this Agreement terminates other than pursuant to Section 4 of this Agreement (such as, for example, expiration of the term of Employee's employment under Section 2 of this Agreement), in addition to its obligations under Section 5(a), the Company and the Subsidiaries, jointly and severally, shall pay aggregate compensation for a period of 12 months and provide the aggregate benefits for a period of 12 months set forth in Sections 3(a), 3(e) and 3(g) beginning immediately after such termination, subject to earlier termination upon the occurrence of any of the events described in Sections 4(a), (b) or (c); provided that the Company and the Subsidiaries shall have no obligations under this Section 5(c) if at the expiration of the original three-year term of this Agreement set forth in
Section 2, Employee elects not to renew this Agreement for an additional year as set forth in Section 2, or upon expiration of the additional one-year extension of this Agreement as set forth in Section 2, the Company and the Subsidiaries offer to extend the term of Employee's employment for an additional year on the same terms and conditions set forth in this Agreement and Employee does not accept such offer.

                  (d) Termination of Employee's employment under this Agreement shall not affect any party's rights and obligations under Sections 3 (subject to the limitations set forth in Sections 5(a) and (b)), 5, 7, 8, 9, 10 and 11, such rights and obligations shall continue and survive the termination of Employee's employment and this Agreement, for any reason, notwithstanding any breach of this Agreement by Employee or by the Company or the Subsidiaries; provided, in the event Employee is entitled receive compensation pursuant to
Section 5(b) or 5(c), Employee's obligations under Sections 7, 8 and 9 shall be limited to the time in which Employee actually receives compensation under
Section 5(b) or 5(c).

         6.       Conflicts of Interest

         While employed by the Company or the Subsidiaries, Employee shall not, directly or indirectly:

                  (a) participate in any way in the benefits of transactions between the Company or the Subsidiaries and its suppliers or customers, or have personal financial transactions with any of the Company's or the Subsidiaries' suppliers or customers, including, without limitation, having a financial interest in the Company's or the Subsidiaries' suppliers or customers, or making loans to, or receiving loans from, the Company's or the Subsidiaries' suppliers or customers;

                  (b) realize a personal gain or advantage from a transaction in which the Company or the Subsidiaries have an interest or use information obtained in connection with Employee's employment with the Company or the Subsidiaries for Employee's personal advantage or gain; or

                  (c) accept any offer to serve as an officer, director, partner, consultant, agent or manager with, or to be employed in a sales or technical capacity by, a person or entity which does business with the Company or the Subsidiaries.

         7.       Solicitation of Employees and Consultants

         Upon termination of Employee's employment with the Company and the Subsidiaries under this Agreement, with or without cause, by either the Company, the Subsidiaries or Employee, Employee shall not for a period of one year, or such shorter period provided in Section 5(d) following the date of such termination, directly or indirectly:

                  (a) solicit or attempt to hire any person who is then employed by, or is a consultant to, the Company or the Subsidiaries or who, to Employee's knowledge, was employed by, or was a consultant to, the Company or the Subsidiaries at any time during the year before the termination of Employee's employment with the Company or the Subsidiaries under this Agreement; or

                  (b) encourage any such person to terminate his or her employment or consultation with the Company or the Subsidiaries.

         8.       Covenant Not to Compete

         During the term of Employee's employment under this Agreement and for
(a) a period of one year following the termination of Employee's employment with the Company or the Subsidiaries under this Agreement pursuant to Section 4(b) or 4(c) or by Employee pursuant to Section 4(d), (b) the period of time in which Employee is actually paid pursuant to Section 5(b) or 5(c) following termination or expiration of this Agreement (if applicable), or (c) a period of one year following the termination of Employee's employment with the Company or the Subsidiaries under this Agreement other than as set forth in (a) or (b) above (the "Period"), Employee shall not, directly or indirectly, himself, or through or for an individual, person or entity wherever located:

                  (a) engage in any activities, perform any services in connection with any products, or sell any products for the Company's or the Subsidiaries primary competitors, as determined by the Company's and the Subsidiaries in their sole discretion, which are similar to the activities or services performed by, or products sold by, the Company or the Subsidiaries during the term of Employee's employment under this Agreement; or

                  (b) be employed by, consult with, own any capital stock of, or have any financial interest of any kind in, any individual, person or entity, wherever located, which conducts a business reasonably similar to the Company's or the Subsidiaries' business and is a primary competitor (as determined by the Company's and the Subsidiaries in their sole discretion) of the Company or the Subsidiaries; provided, that Employee may own, for investment purposes only, up to 3% of the stock of any publicly traded business whose stock is either listed on a national stock exchange or on The Nasdaq National Market (if Employee is not otherwise affiliated with such business).

         9.       Solicitation of Company or the Subsidiaries' Customers

         Upon termination of Employee's employment with the Company or the Subsidiaries under this Agreement, with or without cause, by either the Company, the Subsidiaries or Employee or otherwise, Employee shall not, directly or indirectly, at any time within the Period, solicit any entity that, to Employee's knowledge, was a customer of the Company or the Subsidiaries within the year before the date of such termination to perform services or supply products for such customer of a similar nature to those services performed or products provided by the Company or the Subsidiaries to such customer during the term of such employment under this Agreement.

         10.      Return of Documents

         Upon termination of Employee's employment with the Company or the Subsidiaries for any reason, all documents, procedural manuals, guides, specifications, plans, drawings, designs and similar materials, diaries, records, customer lists, notebooks, and similar repositories of or containing confidential information, including all copies thereof, then in Employee's possession or control, whether prepared by Employee or others, shall be left with, or forthwith returned by Employee to, the Company or the Subsidiaries, as applicable.

         11.      Company's Remedies

         Employee acknowledges and agrees that the covenants and undertakings contained in Sections 1(b), 6, 7, 8, 9 and 10 of this Agreement relate to matters which are of a special, unique and extraordinary character and that a violation of any of the terms of such Sections will cause irreparable injury to the Company, the Subsidiaries or both, the amount of which will be difficult, if not impossible, to estimate or determine and which cannot be adequately compensated. Therefore, Employee agrees that the Company and the Subsidiaries, in addition to any other available remedies under applicable law, shall be entitled, as a matter of course, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any such terms by Employee and such other persons as the court shall order.

         12.      Employee's Remedies

         Employee's remedy against the Company or the Subsidiaries for breach of this Agreement and/or wrongful termination of his employment is the collection of any compensation due him as provided in Sections 3 and 5 and such other remedies available to Employee under law or in equity.

         13.      Assignment

         Neither the Company nor the Subsidiaries shall be required to make any payment under this Agreement to any assignee or creditor of Employee, other than to Employee's legal representative or his estate on death or disability. Employee's obligations under this Agreement are personal and may not be assigned, delegated or transferred in any manner and any attempt to do so shall be void. Employee, or his legal representative, shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any right of Employee under this Agreement. The Company and the Subsidiaries may assign this Agreement without Employee's consent to any successor to the Company's or the Subsidiaries' business. This Agreement shall be binding upon, and shall inure to the benefit of, the Company, the Subsidiaries, Employee and their permitted successors and assigns.

         14.      Company's and the Subsidiaries' Obligations Unfunded

         Except for any benefits under any benefit plan of the Company or the Subsidiaries that are required by law or by express agreement to be funded, it is understood that the Company's and the Subsidiaries' obligations under this Agreement are not funded, and it is agreed that neither the Company nor the Subsidiaries shall be required to set aside or escrow any monies in advance of the due date of the payment of such monies to Employee.

         15.      Notices

                  (a) To Employee. Any notice to be given under this Agreement by the Company or the Subsidiaries to Employee shall be deemed to be given if delivered to Employee in person or three business days after mailed to him by certified or registered mail, postage prepaid, return receipt requested, to:

                                    Patrick Hook
                                    2552 W. Walton St., Unit 3
                                    Chicago, Illinois 60622

or at such other address as Employee shall have advised the Company and the Subsidiaries in writing.

                  (b) To the Company or the Subsidiaries. Any notice to be given by Employee to the Company or the Subsidiaries shall be deemed to be given three business days after mailed by certified or registered mail, postage prepaid, return receipt requested, to:


                                    Tarpon Industries Inc. and the Subsidiaries
                                    2420 Wills St.
                                    Marysville, MI 48040

                                    With a copy to:

                                    Patrick T. Duerr, Esq.
                                    Honigman Miller Schwartz and Cohn LLP
                                    2290 First National Building
                                    660 Woodward Ave.
                                    Detroit, Michigan  48226-3506

or at such other address as the Company or the Subsidiaries shall have advised Employee in writing.

         16.      Amendments

         This Agreement shall not be amended, in whole or in part, except by an agreement in writing signed by the Company, the Subsidiaries and Employee.

         17.      Entire Agreement

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and all prior agreements or understandings, oral or written, are merged in this Agreement and are of no further force or effect. The parties acknowledge that they are not relying on any representations, express or implied, oral or written, (relating to any aspect of Employee's current or future employment or otherwise), except for those stated in this Agreement. Employee further acknowledges that his sole rights and remedies with respect to any aspect of his employment or termination of his employment are provided for in this Agreement.

         18.      Captions

         The captions of this Agreement are included for convenience only and shall not affect the construction of any provision of this Agreement.

         19.      Governing Law and Forum

         This Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement, shall be governed by, and interpreted in accordance with, the laws of the state of Michigan, except for any provisions of Michigan law which direct the application of other states' laws, and except that if any provision of this Agreement would be illegal, void, invalid or unenforceable under such Michigan laws, then the laws of such other jurisdiction which would render such provisions valid and enforceable shall govern so far as is necessary to sustain the validity and enforceability of the terms of this Agreement. Each party consents to be subject to personal jurisdiction of the courts of Michigan, and any lawsuit or other court action or proceeding relating to, or arising out of, this Agreement or Employee's employment with the Company shall be instituted only in the state or federal court of proper jurisdiction in the state of Michigan and those courts shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Agreement.

         20.      Severability

         All provisions, agreements, and covenants contained in this Agreement are severable, and in the event any of them shall be held to be illegal, void or invalid by any competent court or under any applicable law, such provision shall be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain binding in accordance with their terms.

         21.      No Waiver

         No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of the waiver is sought. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         22.      Consultation with Counsel

         Employee acknowledges that he has been given the opportunity to consult with his personal legal counsel concerning all aspects of this Agreement and the Company and the Subsidiaries have urged Employee to so consult with such counsel.


         IN WITNESS WHEREOF, the Company, the Subsidiaries and Employee have duly executed this Agreement as of the date and year first above written.

                                                Tarpon Industries Inc.

                                                By:   /s/ PETER FARQUHAR
                                                     ---------------------------

                                                         Its:    Chairman
                                                               -----------------


                                                Eugene Welding Company

                                                By:   /s/ PETER FARQUHAR
                                                     ---------------------------

                                                         Its:    Chairman
                                                               -----------------

                                                Steelbank Inc.

                                                By:   /s/ PETER FARQUHAR
                                                     ---------------------------

                                                         Its:    Chairman
                                                               -----------------


                                                BST Acquisition Ltd.

                                                By:   /s/ PETER FARQUHAR
                                                     ---------------------------

                                                         Its:    Chairman
                                                               -----------------



                                                 /s/ PATRICK HOOK
                                                --------------------------------
                                                Patrick Hook